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                                                                    Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Level 8 Systems, Inc.:

We consent to the incorporation by reference in Registration Statement Numbers 333-44598, 333-64637, 333-33122, and 333-86303 of Level 8 Systems, Inc. on form
S-8 of our report dated March 28, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Level 8 Systems, Inc. for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP
-------------------------
Raleigh, North Carolina
March 31, 2003